CleanSpark Executes 75 MW of Power Contracts

and Completes Acquisition of Bitcoin Mining Site in Wyoming

Initial 30 MW immersion-cooled data center expected to add over 2 EH/s to Company’s hashrate in 2024

LAS VEGAS, August 1, 2024 -- CleanSpark Inc. (Nasdaq: CLSK), America's Bitcoin Miner® today announced it has executed 75 MW of power contracts and completed the acquisition of its first Bitcoin mining site in Wyoming. The first site, with a power capacity of 30 MW, is expected to add over 2 exahashes per second (EH/s) to CleanSpark’s hashrate once operational.

The Cheyenne location is planned to operate as a fully immersion-cooled site, becoming the second such facility in CleanSpark’s growing portfolio. Groundbreaking is planned for an immediate start with an expected operational date prior to the end of 2024. CleanSpark intends to deploy the all-new S21 immersion XPs, the most powerful and efficient generation of Bitcoin mining machines currently available. The Company is actively working to expand the available power at this site to further increase operational capacity. With the energy contracts now executed, CleanSpark is progressing on the close of the underlying real estate of a second site, which will bring an additional 45 MW online in Wyoming, expected to contribute an additional 3 EH/s to the Company’s hashrate.

This is the third state in CleanSpark’s owned-and-operated Bitcoin mining portfolio, now composed of twelve data centers in Georgia, three in Mississippi, one in Wyoming, and co-locations in Tennessee and New York. The Company expects to continue building upon the existing operational hashrate in Tennessee upon completion of the pending acquisition of GRIID Infrastructure.

“On the heels of the University of Wyoming announcing the launch of its Bitcoin Research Institute and Senator Lummis introducing the Boosting Innovation, Technology and Competitiveness through Optimized Investment Nationwide (BITCOIN) Act, we are thrilled to expand in a state so publicly supportive of our industry. Working together with local, state and national leaders, CleanSpark plans to grow its footprint beyond Cheyenne, throughout the beautiful state of Wyoming,” said Zach Bradford, CEO.

About CleanSpark

CleanSpark (Nasdaq: CLSK) is America's Bitcoin Miner®. We own and operate multiple data centers that primarily run on low-carbon power. Our infrastructure responsibly supports Bitcoin, the world's most important digital commodity and an essential tool for financial independence and inclusion. We cultivate trust and transparency among our employees and the communities we operate in. Visit our website at www.cleanspark.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this press release, forward-looking statements include, but may not be limited to, statements regarding the Company's expectations, beliefs, plans, intentions, and strategies. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "forecasts," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: the type of equipment and timing of deployment at the 30 MW site in Wyoming; closing on the underlying real estate related to the 45 MW in Wyoming; anticipated additions to CleanSpark's hashrate and the timing thereof; closing of previously announced acquisitions; the risk that the electrical power available to our facilities does not increase as expected; the success of its digital currency mining activities; the volatile and unpredictable cycles in the emerging and evolving industries in which we operate; increasing difficulty rates for bitcoin mining; bitcoin halving; new or additional governmental regulation; the anticipated delivery dates of new miners; the ability to successfully deploy new miners; the dependency on utility rate structures and government incentive programs; dependency on third-party power providers for expansion efforts; the expectations of future revenue growth may not be realized; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2023, and any subsequent filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release, and we assume no obligation to update or revise any forward-looking statements as a result of any new information, changed circumstances or future events or otherwise, except as required by applicable law.

Investor Relations Contact

Brittany Moore

702-989-7693

ir@cleanspark.com

Media Contact

Eleni Stylianou

702-989-7694

pr@cleanspark.com